Exhibit 99.2
NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:	Edward M. Jamison	702.792.2266
	Chairman of the Board, President and Chief Executive Officer

	Patrick Hartman	702.947.3514
	Executive Vice President, Chief Financial Officer
Community Bancorp Receives NASDAQ Letter Regarding Form 10-Q Filing
Las Vegas, Nevada, May 28, 2009 — Community Bancorp (NASDAQ: CBON), the holding company for Community Bank of Nevada and Community Bank of Arizona, today announced that it received notice from the NASDAQ Stock Market on May 19, 2009 that it is not in compliance with the continued listing requirements under NASDAQ Listing Rule 5250(c)(1) because it did not timely file its Form 10-Q for the quarter ended March 31, 2009 (the “Late 10-Q”). Under the NASDAQ rules the Company has 60 calendar days from the date of notice, or until July 20, 2009, to submit a plan to regain compliance. If accepted, NASDAQ can grant the company an extension of up to 180 calendar days from the filing’s due date to submit the delinquent filing.
The Company received on April 17, 2009, a similar non-compliance notice regarding its failure to file its Form 10-K for the fiscal year ended December 31, 2008 (“Initial Delinquent Filing”). The Company has until June 17, 2009, to submit a plan to NASDAQ to regain compliance with the continued listing requirements of NASDAQ because of the Initial Delinquent Filing. Because of the Company’s Initial Delinquent Filing, any extension granted by NASDAQ to regain compliance due to the Late 10-Q will be limited to 180 calendar days from the Initial Delinquent Filing, or until October 12, 2009. The Company intends to submit to NASDAQ by June 17, 2009 its plan to regain compliance with respect to both the Initial Delinquent Filing and the Late 10-Q.
About Community Bancorp
Community Bancorp is a bank holding company headquartered in Las Vegas, Nevada, with two operating bank subsidiaries: 1) Community Bank of Nevada, and 2) Community Bank of Arizona. Community Bank of Nevada is a Nevada state chartered bank providing a full range of commercial and consumer bank products through thirteen branches located in the greater Las Vegas area. Community Bank of Arizona, an Arizona state chartered bank, operates through four full-service branches in the greater Phoenix area. We provide commercial banking services, including real estate, construction, commercial loans and SBA loans, to small and medium-sized businesses.

For more information about Community Bancorp, visit our website at www.community-bancorp.com.
Member FDIC, Equal Housing Lender, SBA Preferred Lender
Forward-Looking Statements
Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to the following: the current economic downturn and related financial crisis in the United States and abroad, and the response by government and bank regulators thereto, the recent fluctuations in the U.S. capital and credit markets, loan production, balance sheet management, the economic condition of the markets in Las Vegas, Nevada, or Phoenix, Arizona and their deteriorating real estate sectors, net interest margin, loan quality, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, our ability to manage systemic risks and control operating risks, and general economic conditions.
When used in this document, the words or phrases such as “will likely result in,” “management expects that,” “will continue,” “is anticipated,” “estimate,” “projected,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions in those areas in which we operate, demographic changes, competition, fluctuations in interest rates, changes in business strategy or development plans, changes in governmental regulation, credit quality, the availability of capital to fund the expansion of our business, economic, political and global changes arising from the war on terrorism, the conflict with Iraq and its aftermath, and other factors referenced in the Company’s December 31, 2007 Form 10-K, including in “Item 1A. Risk Factors.” Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. Community Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Community Bancorp under the PSLRA’s safe harbor provisions. When relying on forward-looking statements to make decisions with respect to our Company, investors and others are cautioned to consider these and other risks and uncertainties.